UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On April 25, 2011, Uroplasty, Inc. and David B. Kaysen, its Chief Executive Officer, signed an amendment to Mr. Kaysen’s employment agreement that changes the severance compensation to which he is entitled in the case of a termination without cause in connection with a change in control.  As amended, in the event of such a termination, Mr. Kaysen will be entitled to continuation of certain employment benefits for 1.6 years after the termination, to a pro rata portion of the bonus (based on days elapsed) he would have received had the Company achieved all of the bonus plan objectives for the year in which the termination occurs, and to cash payments equal to 160% of his annual base salary at the time of termination payable over the year following termination.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit10.1	Amendment to Employment Agreement between Dave B.Kaysen and Uroplasty, Inc. dated April 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ MAHEDI A. JIWANI
Mahedi A. Jiwani, Chief Financial
Officer

Dated:April 26, 2011